Exhibit 99.2

ANPULO FOOD INC. AND SUBSIDIARIES
PRO FORMA COMBINED BALANCE SHEETS
(UNAUDITED)

CONTENTS

Pro Forma Consolidated Financial Statements:

Introduction	F-2
Pro Forma Combined Balance Sheets as of December 31, 2012 (unaudited)	F-5
Pro Forma Combined Statements of Operations for the Year Ended December 31, 2012 (unaudited)	F-6
Notes to Pro Forma Combined Financial Statements	F-7

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The unaudited pro forma combined financial statement is provided for illustrative purposes only to aid in the analysis of the operations of the combined company. The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the business combination, are factually supportable and are expected to have a continuing impact on the combined results.

The following unaudited pro forma combined balance sheet information has been prepared assuming that the acquisition, through share exchange, between Anpulo Food Inc., (“Anpulo”) a British Virgin Islands corporation and Anpulo International Ltd., (“Anpulo HK”) a Hong Kong corporation, which became effective as of October 30, 2013, had occurred at December 31, 2012.

The unaudited pro forma combined balance sheet gives effect to the following events:

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On February 1, 2012, Mr. Wenping Luo, a citizen of the People’s Republic of China (the “PRC”), bought 100,000 shares of Anpulo’s common stock from Peter Reichard and Peter Coker, the former shareholders and funder of the Company. Subsequent to this purchase, Mr. Luo became the sole shareholder of Anpulo. The Stock Purchase was for $25,000 in a private transaction whereby Anpulo did not issue any shares, and will not receive any of the proceeds.

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On July 30, 2013, 90,000,000 shares of Anpulo’s preferred stock were issued to Mr. Wenping Luo at $0.001 per share or proceeds of $90,000 in total, of which $64,662 was received on July 30, 2013 and the remaining balance of $25,338 was received on August 31, 2013. The purchase of the preferred stock is reflected in the accompanying proforma as of December 31, 2012, as having been completed as of that date and reflected as a contribution of capital for the purposes of this proforma, due to the significant nature of the above noted share exchange that occurred on October 30, 2013.

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On October 30, 2013, Anpulo entered into a Share Exchange Agreement (the “Exchange Agreement”) with Anpulo HK. Pursuant to the terms of the Exchange Agreement, the shareholders of Anpulo HK transferred to Anpulo all of the Anpulo HK shares in exchange for the issuance of 122,900,000 shares of Anpulo’s common stock and canceled 90,000,000 shares of Anpulo’s preferred stock (the “Share Exchange”). As a result of the Share Exchange, Anpulo HK became a wholly-owned subsidiary of Anpulo and the shareholders of Anpulo HK acquired approximately 99.92% of the issued and outstanding common stock of Anpulo.

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The effect of the Share Exchange is such that effectively a reorganization of the entities has occurred for accounting purposes and is deemed to be a reverse acquisition. Subsequent to the Share Exchange the financial statements presented are those of a combined Anpulo HK and its subsidiaries, as if the Share Exchange had been in effect retroactively for all periods presented. Anpulo HK operates through its wholly owned subsidiary, Guangxiang Investment Consulting (Shanghai) Co., Ltd. (“Anpulo WFOE”), a limited liability company incorporated in Shanghai, PRC. Other than the equity interest in Anpulo WFOE, Anpulo HK does not own any assets or conduct any operations.

Laifeng Anpulo (Group) Food Development Co., Ltd. (the “Company” or “Anpulo Laifeng”) was registered as a privately owned company on March 3, 2005 in the People’s Republic of China (the “PRC”). The Company’s business operations consist of processing and distributing pork products. The Company also engages in the research and development, manufacturing and distribution of chilled pork, frozen pork and prepared meats. The Company distributes its products to the clients mainly in Hubei and Hunan Province. Anpulo WFOE through a series of contractual arrangements has the ability to substantially influence the daily operations and financial affairs of Anpulo Laifeng, in addition to being able to appoint Anpulo Laifeng’s senior executives and approve all matters requiring stockholder approval. The structure of the contractual arrangements is such that Anpulo Laifeng is effectively a variable interest entity (“VIE”) of Anpulo WFOE. Accordingly, Anpulo HK through its wholly owned subsidiary Anpulo WFOE consolidates Anpulo Laifeng’s results of operations, assets and liabilities in its financial statements. Hereafter, Anpulo HK, Anpulo WFOE and Anpulo Laifeng are collectively referred to as the “Company” unless specific reference is made to an individual entity. The balance sheet for Anpulo, for the purposes of this proforma, is as of January 31, 2013, a month subsequent to Anpulo Laifeng year end of December 31, 2012, to best reflect the effect of the share exchange that occurred on October 30, 2013.

Chinese laws and regulations currently do not prohibit or restrict foreign ownership in pork processing businesses. However, Chinese laws and regulations do prevent direct foreign investment in certain industries. On October 30, 2013, to protect the Company’s shareholders from possible future foreign ownership restrictions, Anpulo Laifeng entered into an entrusted management agreement with Anpulo WFOE, which provides that Anpulo WFOE will be entitled to the full guarantee for the performance of such entrusted management agreement entered into by Anpulo Laifeng. Anpulo WFOE is also entitled to receive the residual return of Anpulo Laifeng.  As a result of the agreement, Anpulo WFOE will absorb 100% of the expected gains or losses of Anpulo Laifeng, which results in Anpulo WFOE being the primary beneficiary of Anpulo Laifeng.

Anpulo WFOE also entered into a pledge of equity agreement with the principal shareholders of Anpulo Laifeng (the “Principal Shareholders”), who pledged all their equity interest in the entity to Anpulo WFOE. The pledge of equity agreement, which were entered into by each Principal Shareholder, pledged each of the Principal Shareholders’ equity interest in Anpulo Laifeng as a guarantee for the entrustment payment under the Entrusted Management Agreements.

In addition, Anpulo WFOE entered into an option agreement to acquire the Principal Shareholders’ equity interest in these entities if or when permitted by the PRC laws.

Based on these exclusive agreements, the Company consolidates the variable interest entity (“VIE”), Anpulo Laifeng, as required by generally accepted accounting principles in the United States (“US GAAP”), because the Company is the primary beneficiary of the VIE. The profits and losses of the Company are allocated based upon the Entrusted Management Agreement.

The Share Exchange acquisition will be accounted for as a “reverse acquisition” since, immediately following completion of the transaction, the shareholders of Anpulo HK immediately after to the acquisition will have effective control of Anpulo. For accounting purposes, Anpulo HK will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of Anpulo, i.e., a capital transaction involving the issuance of share by Anpulo for the shares of Anpulo HK. Accordingly, the combined assets, liabilities and results of operations of Anpulo HK, and its subsidiary and VIE,  became the historical financial statements of Anpulo at the closing of the Share Exchange, and Anpulo’s assets, liabilities and results of operations will be consolidated with those of Anpulo HK beginning on the Share Exchange date. No step-up in basis or intangible assets or goodwill will be recorded in this transaction. As this transaction is being accounted for as a reverse acquisition, all direct costs of the transaction will be charged to additional paid-in capital. All professional fees and other costs associated with transaction will be charged to additional paid-in-capital.

The accompanying pro forma combined financial statement illustrates the effect of the acquisition among Anpulo, Anpulo HK, Anpulo WFOE, and Anpulo Laifeng (Anpulo WFOE’s VIE), collectively the Company, on the Company's financial position as of December 31, 2012. The pro forma combined balance sheet as of December 31, 2012, is based on the historical unaudited balance sheet of these entities as of December 31, 2012. The pro forma combined balance sheet assumes the acquisition took place on December 31, 2012.

The pro forma combined balance sheet may not be indicative of the actual results of the Share Exchange and there can be no assurance that the foregoing results would have been obtained. In particular, the pro forma combined balance sheet is based on management's current estimates of the Share Exchange. In addition, future results of the combined entity, the Company, may not be similar to the results presented. Actual results could differ from the pro forma information presented. Such results might be dissimilar based on future events and conditions.

The accompanying pro forma combined financial statements should be read in conjunction with the historical financial statements of Anpulo as filed in its annual report on Form 10-K and the financial statements of Anpulo Laifeng, the VIE, such financial statements appear elsewhere in this current report on Form 8-K.

Anpulo Food Inc. and Laifeng Anpulo (Group) Food Development Co., Ltd.
Pro Forma Combined Balance Sheets
As of December 31, 2012
(Unaudited)

	Laifeng Anpulo (Group) Food Development	Anpulo		Pro Forma	Pro Forma
	Co., Ltd.	Food Inc.		Adjustments	Combined
		As of January 31, 2013 (*)
ASSETS
Current Assets:
Cash and cash equivalents	$407,323	$-	(a)	90,000	$497,323
Investment - held for trading	-	-		-	-
Accounts receivable	1,667,323	-		-	1,667,323
Inventories	1,057,584	-		-	1,057,584
Advances to suppliers	35,657	-		-	35,657
Prepaid expenses	10,316	-		-	10,316
Due from related party	3,791,804	-		-	3,791,804
Other receivables	93,971	-		-	93,971
Other current assets	215,430	-		-	215,430
Total Current Assets	7,279,408	-		90,000	7,369,408

Plant and equipment, net of accumulated depreciation	7,409,102	-		-	7,409,102
Construction in progress	648,458	-		-	648,458
Intangible assets, net	3,504,679	-		-	3,504,679

Total Assets	$18,841,647	$-		$90,000	$18,931,647

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Short-term loans	$6,062,434	$-		$-	$6,062,434
Accounts payable and accrued payables	497,437	6,881		-	504,318
Advances from customers	74,512	-		-	74,512
Other payables	216,466	-		-	216,466
Due to related party	-	48,754		-	48,754
Total Current Liabilities	6,850,849	55,635		-	6,906,484

Long-term loans	6,824,205	-		-	6,824,205
Total Liabilities	13,675,054	55,635		-	13,730,689

Stockholders' Equity:
Preferred stock, par value $0.001, 500,000,000 shares authorized; 90,000,000 shares issued and outstanding as of December 31, 2012	-	-	(a), (b)	-	-
Common stock, par value $0.001, 1,000,000,000 shares authorized; 100,000 shares issued and outstanding as of December 31, 2012	-	100	(b)	122,900	123,000
Paid in capital	5,637,499	-	(c)	(5,637,499)	-
Additional paid-in capital	-	21,813	(b)	5,527,051	5,548,864
Subscription receivable	-	-		-	-
Acumulated deficits	(1,192,815)	(77,548)	(c)	77,548	(1,192,815)
Accumulated other comprehensive income	721,909	-		-	721,909
Total Stockholders' Equity	5,166,593	(55,635)		90,000	5,200,958
Total Liabilities and Stockholders' Equity	$18,841,647	$-		$90,000	$18,931,647

See notes to combined pro forma financial statements
(*) - Anpulo Food Inc. had immaterial activities and expenses subsequent to December 31, 2012 assumed by Laifeng Anpulo (Group) Food Development Co., Ltd.

Anpulo Food Inc. and Laifeng Anpulo (Group) Food Development Co., Ltd.
Pro Forma Combined Statements of Operations and Comprehensive Income
For the Year Ended December 31, 2012
(Unaudited)

	Laifeng Anpulo Food Development	Anpulo		Pro Forma	Pro Forma
	Co., Ltd.	Food Inc.		Adjustments	Combined
		For the Year Ended January 31, 2013 (*)

Sales	$18,115,582	$-		$-	$18,115,582
Cost of goods sold	15,513,533	-		-	15,513,533
Gross profit	2,602,049	-		-	2,602,049

Operating expenses:
General and administrative expenses	1,298,634	49,633		-	1,348,267
Selling expenses	1,590,714	-		-	1,590,714
Total operating expenses	2,889,348	49,633		-	2,938,981

Income (loss) from operations	(287,299)	(49,633)		-	(336,932)

Other income (expense):
Interest expense	(495,850)	-		-	(495,850)
Subsidy income	942,095	-		-	942,095
Other income (expense)	71,186	-		-	71,186
Total other income (expense)	517,431	-		-	517,431

Income (loss) before income taxes	230,132	(49,633)		-	180,499

Income taxes	-	-		-	-
Net income (loss)	230,132	(49,633)		-	180,499

Other comprehensive income:
Unrealized foreign currency translation adjustment, net of tax	39,872	-		-	39,872

Comprehensive income (loss)	$270,004	$(49,633)		$-	$220,371

Net income (loss) per common share:
Basic		$(0.50)			$-
Diluted		$(0.50)			$-

Weighted average number of shares outstanding
Basic		100,000	(c)	122,900,000	123,000,000
Diluted		100,000	(c)	122,900,000	123,000,000

See notes to combined pro forma financial statements

(*) - Anpulo Food Inc. had immaterial activities and expenses subsequent to December 31, 2012 assumed by Laifeng Anpulo (Group) Food Development Co., Ltd.

FOOTNOTES TO PRO FORMA FINANCIAL STATEMENTS

1.           Basis for Pro Forma Presentation

The unaudited pro forma combined financial information as of December 31, 2012 has been derived from Anpulo Laifeng audited financial statements as of December 31, 2012, included elsewhere in this current report on Form S-1, and the unaudited financial statements of Anpulo as of December 31, 2012. This unaudited pro forma combined financial information should be read in conjunction with these unaudited financial statements and notes related to those financial statements.

The pro forma adjustments are based on the best information available and assumptions that management believes are reasonable given the information available; however, such adjustments are subject to change based upon the costs incurred in connections with the Share Exchange and related transactions and any other material information. The unaudited pro forma financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what the Company’s financial position would have been had the transactions contemplated by the Share Exchange Agreement and related transactions occurred on December 31, 2012.

On October 30, 2013, Anpulo completed a Share Exchange with Anpulo HK. Pursuant to the terms of the Share Exchange, Anpulo issued to the shareholders of Anpulo HK 122,900,000 shares of common stock and canceled 90,000,000 shares of preferred stock in exchange for all the issued shares of Anpulo HK. As a result of the Share Exchange, Anpulo HK, along with its wholly owned subsidiary Anpulo WFOE, and its VIE Anpulo Laifeng, became a wholly-owned subsidiaries and controlled entities of Anpulo. The controlling shareholder of Anpulo is the same as that of Anpulo HK; accordingly control of the combined entities subsequent to the Share Exchange was not affected.

2.           Pro Forma Adjustments

Certain adjustments have been made to the historical financial statements in order to prepare the pro forma financial information as if the transaction had occurred at December 31, 2012.

The adjustments are as follows:

		Dr.	Cr.
(a)	Issuance of preferred shares prior to share exchange
	Cash	$90,000
	Preferred stock		$90,000

(b)	Stock issuance in reverse merger
	Additional paid-in capital	$32,900
	Preferred stock	$90,000
	Common stock		$122,900

(c)	To eliminated accumulated deficit of Anpulo Food Inc. and paid in capital of Anpulo Laifeng (Group) Food Development Co., Ltd.
	Paid in capital	$5,637,499
	Accumulated deficit		$77,548
	Additional paid-in capital		$5,559,951

(d)	To give effect to 122,900,000 common shares issued with Exchange Agreement